UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

CORSAIR GAMING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39533	82-2335306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47100 Bayside Pkwy Fremont, California 94538
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 657-8747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Corsair Gaming, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on June 2, 2022 virtually via the internet. On April 8, 2022, the record date, there were 95,390,361 shares of the Company’s common stock outstanding with each such share being entitled to one vote per share.

At the Annual Meeting, 76,102,034 shares of the Company’s common stock were voted in person or by proxy for the four proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 22, 2022.

Proposal 1. The Company’s stockholders elected the Class II director nominees below to the Company’s Board of Directors to hold office until the 2025 Annual Meeting of Stockholders or until their successors are elected.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Anup Bagaria	59,888,508	6,239,426	9,974,100
George L. Majoros, Jr.	59,876,310	6,251,624	9,974,100
Stuart A. Martin	59,964,072	6,163,862	9,974,100

Proposal 2. The Company’s stockholders ratified the selection of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

FOR	AGAINST	ABSTAIN
75,356,874	514,701	230,459

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date: June 7, 2022	By:	/s/ Michael G. Potter
Michael G. Potter
Chief Financial Officer (Principal Financial Officer)

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